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                                                                    Exhibit 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Board of Directors of
J. C. Penney Company, Inc.


We consent to incorporation by reference herein of our reports dated February 24, 2000 relating to the consolidated financial statements and financial statement schedule of J. C. Penney Company, Inc. and subsidiaries and the financial statements of J. C. Penney Funding Corporation as of January 29, 2000 and January 30, 1999, and for each of the years in the three-year period ended January 29, 2000.

                                              /s/ KPMG LLP


Dallas, Texas
September 11, 2000